Exhibit 99.1

DIRECTOR STOCK PURCHASE PLAN

The purpose of this Director Stock Purchase Plan (the “Plan”) is to provide an opportunity for non-employee directors of Blonder Tongue Laboratories, Inc. (the “Company”) to purchase Common Stock of the Company, which will further align their interests with stockholders and provide additional incentives for non-employee directors to contribute to the success of the Company.

1.           DEFINITIONS

(a)           “Board” shall mean the Board of Directors of the Company.

(b)           “Common Stock” shall mean the common stock of the Company, par value $.001 per share, or any stock into which such common stock may be converted.

(c)           “Default Initial Purchase Date” shall have the meaning ascribed thereto in Section 2(c) of the Plan.

(d)           “Director” shall mean any person who is a member of the Board and neither currently is, nor within the past six (6) months was, employed by the Company or any subsidiary of the Company.

(e)           “Director Retainer Fee” shall mean the annual retainer paid to a Director for his or her service on the Board (which amounts shall not include any fees payable to a Director for his or her attendance at any Board or committee meetings), net of all required or authorized deductions other than amounts deducted pursuant to the Plan.

(f)           “Fair Market Value” means, with respect to a share of Common Stock as of any given date, (i) if the Common Stock is traded on the over-the-counter market, the arithmetic mean of the bid and the asked prices for the Common Stock at the close of trading on that date, or if that day is not a trading day (i.e., a weekend, holiday or no trades were made), on the trading day immediately preceding such day; (ii) if the Common Stock is listed on a national securities exchange, the arithmetic mean of the high and low selling prices of the Common Stock on that date, or if that day is not a trading day, on the trading day immediately preceding such day; and (iii) if the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

(g)           “IT Policy” shall mean collectively the Company’s Statement of Company Policy on Insider Trading and the Policy Regarding Special Trading Procedures, as they may be amended or modified from time to time.

(h)           “Notice of Election” shall have the meaning ascribed thereto in Section 2 of the Plan.

(i)           “Participant” shall mean a participant in the Plan as described in Section 2 of the Plan.

(j)           “Periodic Purchases” shall have the meaning ascribed thereto in Section 2(a) of the Plan.

(k)           “Purchase Date” shall mean a date on which a quarterly installment of the Director Retainer Fee is paid by the Company to Directors.

(l)           “Single Purchase” shall have the meaning ascribed thereto in Section 2(b) of the Plan.

(m)           “1933 Act” shall have the meaning ascribed thereto in Section 5(a) of the Plan.

(n)           “1934 Act” shall have the meaning ascribed thereto in Section 1(e) of the Plan.

2.           ELIGIBILITY AND ELECTIONS

Any Director shall be eligible to participate in the Plan only during such Director’s tenure as such.  A Director who is eligible to participate in the Plan in accordance with this Section 2 may become a “Participant” by filing a completed Notice of Election to Participate (“Notice of Election”) on a form prescribed by the Company, which Director’s Notice of Election is subject to approval by the Company’s Compliance Officer (as defined in the IT Policy).  If a Participant is terminated as a Director (due to death, resignation, not being re-elected or otherwise), he or she will no longer be entitled to participate in the Plan.  In addition, with regard to any standing Notice of Election in effect as of the date of termination as a Director, such Notice of Election shall be terminated effective immediately on the date of termination as a Director and he or she will not be entitled to purchase shares of Common Stock under the Plan on the next Purchase Date, but instead shall receive in cash the Director Retainer Fee payment (if any) to which he or she is due.

Pursuant to the following terms in this Section 2, a Director may elect to make Periodic Purchases or a Single Purchase:

(a)           Periodic Purchases - A Director may elect to receive shares of Common Stock in lieu of his or her Director Retainer Fees for any specified time period (but not less than 2 Purchase Dates and not more than 8 Purchase Dates) (“Periodic Purchases”) by delivering a Notice of Election to the Company with all necessary information completed (including the dollar amount of Director Retainer Fees to be withheld and the number of Purchase Dates), subject to the restrictions set forth herein (including without limitation, Section 2(c) and 4 below).

(b)           Single Purchase – A Director may elect to receive shares of Common Stock in lieu of his or her Director Retainer Fees for only one Purchase Date (“Single Purchase”) by delivering a Notice of Election with all necessary information completed (including the dollar amount of Director Retainer Fees to be withheld), subject to the restrictions set forth herein.

(c)           Timing Restrictions –The first Purchase Date for which purchases may be made under the Plan is the first Purchase Date that is not less than 15 calendar days after the Company receives the fully completed and executed Notice of Election from the Director (as such date of receipt shall be determined by the Company in its sole discretion) (“Default Initial Purchase Date”).  A Director may choose the first Purchase Date to be a date later than the Default Initial Purchase Date by designating such a date in the Notice of Election; however, absent such a designation, the first Purchase Date shall be the Default Initial Purchase Date.  Once a Notice of Election has been received and approved by the Company, it cannot be modified by the Director in any material respect (e.g., can’t change amount to be purchased, the Purchase Date(s) or the number of purchases), other than the right to discontinue participation under Section 4(b) below.

3.           PURCHASES

The number of shares of Common Stock delivered in lieu of any cash payment of Director Retainer Fees on any Purchase Date shall be determined by dividing the amount of Director Retainer Fees to be withheld on such Purchase Date (per the Notice of Election) by the Fair Market Value of the Common Stock on the relevant Purchase Date, and then rounding down to the nearest whole share.  All Common Stock issued in lieu of Director Retainer Fees on any Purchase Date shall be issued in the name of the Director effective as of the Purchase Date in the form of uncertificated shares registered on the books of the Company.  Any cash amounts remaining due to rounding down of shares shall be recorded in a separate bookkeeping account for each Director, which shall be applied on the next Purchase Date if sufficient in amount (along with all previous accrued bookkeeping amounts in such account) to acquire a whole share of Common Stock on a Purchase Date; provided that the Director may request payment in cash of the accrued amount in his bookkeeping account at any time.  All payment deductions so held in a bookkeeping account by the Company may be commingled with other corporate funds, and no interest shall be paid or credited to the Participant with respect to such payment deductions (except where required by local law as determined by the Board).

4.           LIMITATIONS

(a)           The maximum amount of Director Retainer Fees that may be withheld on any Purchase Date by an individual Director is sixty-five percent (65%) of his or her Director Retainer Fee to be paid to such Director on such Purchase Date.  The maximum number of shares that can be purchased by all Participants, in the aggregate, pursuant to the Plan is 150,000 shares of Common Stock, as such amount may be proportionally adjusted by the Board from time to time if there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination, recapitalization or similar proportionate adjustment of shares of Common Stock.  If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then remaining available for issuance under the Plan, the Company will make a pro rata allocation of the remaining shares as shall be reasonably practicable as the Board, in its absolute discretion, shall determine.  In such event, the Company shall give written notice of such reduction of the number of shares to be purchased to each Participant affected.

(b)           A Director may discontinue participation in the Plan under exceptional circumstances with the approval of the Compliance Officer of the IT Policy, which request for discontinuation shall be made by written notice to the Company on a form prescribed by the Company.  If participation is discontinued, the Director will then only receive cash for all future Director Retainer Fees, unless a new Notice of Election is completed in the future; provided however, that any Director who discontinues participation under this Section 4(b) must wait at least 30 days after the effective date of such notice to discontinue before the Director can submit to the Company a new Notice of Election.  A Director is prohibited from submitting multiple, overlapping Notices of Election, such as submitting a Notice of Election for a Single Purchase while a Notice of Election is still operative (i.e., Purchase Dates remain) for a Periodic Purchase plan covering the same Purchase Date.  Without limiting the foregoing, a Director may submit a new Notice of Election while a Notice of Election is still operative as long as the first Purchase Date under the new Notice of Election is subsequent to the last Purchase Date under the existing Notice of Election.

5.           REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH LAW

(a)           In connection with entering into a Notice of Election, the Director shall make certain representations, warranties and covenants to the Company as are set forth in Exhibit A to the Notice of Election, which, among other things, relate to the Common Stock not being registered under the Securities Act of 1933, as amended (“1933 Act”), the need to report purchases under Section 16 of the 1934 Act and compliance with Rule 10b5-1(c) under the 1934 Act.

(b)           The Plan and all shares of Common Stock granted pursuant to the Plan are subject to the Company’s IT Policy, provided that the Notice of Election shall be deemed to be a “Trading Plan” as defined under the IT Policy and the Director is permitted to execute a Notice of Election before receiving approval of the Compliance Officer.  If there is ever a conflict between the Plan and the IT Policy, the IT Policy shall govern.  Notwithstanding anything to the contrary in this Section 5(b), a Director shall only submit a Notice of Election when (i) there is a “trading window” under the IT Policy, and (ii) the Director is not in possession of material non-public information about the Company or otherwise restricted from making purchases under the IT Policy (e.g., trading suspension due to material developments not yet disclosed to the public).  A Notice of Election received  in violation of the prior sentence shall not be effective.

6.           ADMINISTRATION

The Plan shall be administered by the Board and its designees.  The Board shall have the power to (a) establish, adopt, revise, amend or rescind any guidelines, rules and regulations as it may deem necessary or advisable to administer the Plan, and (b) interpret the terms of, and rule on any matter arising under, the Plan or any purchases under the Plan.

7.           APPROVAL AND TERMINATION

The Plan was adopted by the Board of Directors of the Company on March 19, 2015.  The Board may revoke the right to receive shares of Common Stock pursuant to any election under the Plan, and the Board may terminate the Plan in its entirety, at any time, in their sole and absolute discretion. In any such case, all earned but previously unpaid Director Retainer Fees will be paid in cash to the Director on the appropriate Purchase Dates regardless of any prior election by the Director to receive such Director Retainer Fees in the form of shares of Common Stock, provided the Director is then entitled to receive the payment of Director Retainer Fees.